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                                                                 Exhibit (h)(ii)



                            ADMINISTRATION AGREEMENT



                  Agreement dated as of October 27, 1993 between State Street Bank and Trust Company, a Massachusetts trust company (the "Bank") and WSIS Series Trust (the "Trust").

                  WHEREAS, the Bank provides certain administrative and other services to investment companies and others; and

                  WHEREAS, the Trust desires to retain the Bank to render certain administrative and other services with respect to the Trust and the Bank is willing to render such services on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, the parties hereto agree as follows:


 1.      APPOINTMENT OF BANK

                  The Trust hereby appoints the Bank to act as administrator with respect to the Trust for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services stated herein and to provide the office facilities and the personnel required by it to perform such services. In connection with such appointment, the Trust will deliver to the Bank copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

                  A. Certified copies of the Agreement and Declaration of Trust as presently in effect and as amended from time to time;

                  B. The Trust's most recent registration statement on Form N-1A as filed with, and declared effective by, the U.S. Securities and Exchange Commission, and all amendments thereto;

                  C. Each resolution of the Board of Trustees of the Trust authorizing the original issue of its shares;

                  D. Certified copies of the resolutions of the Trust's Board of Trustees authorizing: (1) this Agreement, (2) certain officers and trustees of the Trust to give instructions to the Bank pursuant to this Agreement and (3) certain officers and employees of the Trust to sign checks and pay expenses on behalf of the Trust, respectively;

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                  E.     A copy of the Investment Advisor Agreement between the
Trust and Wertheim Schroeder Investment Services, Inc. (the "Advisor");

                  F. A copy of the Custodian Agreement between the Trust and its custodian;

                  G. A copy of the Transfer Agency and Registrar Agreement between the Trust and its transfer agent; and

                  H. Such other certificates, documents or opinions which the Bank may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.


 2.      REPRESENTATION AND WARRANTIES OF THE BANK

                  The Bank represents and warrants to the Trust that:

                  A. It is a Massachusetts trust company, duly organized and existing in good standing under the laws of the Commonwealth of Massachusetts;

                  B. It is duly qualified to carry on its business in the Commonwealth of Massachusetts;

                  C. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement; and

                  D. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.


 3.      AUTHORIZED SHARES

                  The Trust certifies to the Bank that, as of the close of business on the date of this Agreement, the Trust is authorized to issue an unlimited number of shares of beneficial interest of each series listed on Schedule A attached hereto.


 4.      ADMINISTRATION SERVICES

                  The Bank shall discharge the responsibilities set forth in Schedule B hereof subject to the control of the Trust in accordance with procedures established from time to time between the Trust and the Bank.


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                  The Bank and the Trust agree that all services provided
hereunder are subject to review and correction by the Trust's accountants and/or legal counsel and the services provided by Bank shall not constitute the practice of public accountancy or law.


 5.      SERVICES TO BE OBTAINED BY THE TRUST

                  The Trust shall provide for any of its own:

                  A.       Organizational expenses;

                  B.       Services of an independent accountant;

                  C. Services of outside legal and tax counsel (including such counsel's review of the Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company, and other reports and materials prepared by the Bank under this Agreement);

                  D. Any services contracted for by the Trust directly from parties other than the Bank;

                  E. Trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust;

                  F.       Investment advisory services;

                  G. Taxes, insurance premiums and other fees and expenses applicable to its operation;

                  H. Costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the preparation, printing and mailing of any proxy materials;

                  I. Administration of and costs incidental to Trustees' meetings, including fees and expenses of Trustees;

                  J. The salary and expenses of any officer, trustee or employee of the Trust;

                  K. Costs incidental to the preparation, printing and distribution of the Trust's registration statements and any amendments thereto, and shareholder reports;

                  L. All applicable registration fees and filing fees required under the securities laws of the United States and state regulatory authorities;


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                  M.       Preparation and filing of the Trust's tax returns,
Form N-1A, Annual Report and Semi-Annual Report on Form N-SAR, and all notices, registrations and amendments associated with applicable tax and securities laws of the United States and state regulatory authorities; and

                  N. Fidelity bond and directors' and officers' liability insurance.


 6.      FEES

                  The Bank shall receive from the Trust such compensation for the Bank's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties hereto and initially set forth herein in Schedule C attached hereto. In addition, the Bank shall be reimbursed by the Trust for the out-of-pocket costs incurred in connection with this Agreement.


 7.      INSTRUCTIONS

                  At any time the Bank may apply to any officer or trustee of the Trust for instructions and may consult with legal counsel for the Trust, or its outside legal counsel (in which event such counsel shall be reasonably satisfactory to the Trust), the outside counsel for the Trust or the auditors for the Trust at the expense of the Trust (other than in the case of the Bank's own legal counsel), with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement. The Bank shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in good faith in reliance upon such instructions or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust.


 8.      LIMITATION OF LIABILITY AND INDEMNIFICATION

                  a. The Bank shall be responsible for the performance of only such duties as are set forth herein and shall have no responsibility for the actions or activities of any other party including other service providers. The Bank shall have no liability for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the negligence or willful misconduct of the Bank,


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its officers or employees. In any event, the Bank's liability shall be limited to two and one half (2 1/2) times its total annual compensation earned and fees paid during the preceding twelve months (or if this Agreement has been in effect for less than twelve months, all fees paid during the period that this Agreement has been in effect plus all fees payable for the remainder of the initial twelve month period) for all services provided to the Trust under this Agreement, the Custodian Contract and the Transfer Agency and Service Agreement for any liability suffered by the Advisor or the Trust including, but not limited to, any liability relating to qualification of the Trust as a regulated investment company or any liability relating to the Trust's compliance with any federal or state tax or securities statute, regulation or ruling.

                  b. The Trust shall indemnify and hold the Bank harmless from all loss, cost, damage and expense, including reasonable expenses for counsel, incurred by the Bank resulting from any claim, demand, action or suit in connection with the Bank's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been executed by a duly authorized officer of the Advisor or of the Trust, provided that this indemnification shall not apply to actions or omissions of the Bank, its officers or employees to the extent resulting from the negligence or willful misconduct of any of them.

                  c. The Trust will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit which might be the subject of the indemnification provided above. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Bank or any other person entitled to such indemnification, named as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless the Trust shall have specifically authorized the retaining of such counsel.

                  d. The indemnification contained herein shall survive the termination of this Agreement.

                  e. This Section 8 shall not apply with respect to services covered by the Custodian Agreement or the Transfer Agency and Registrar Agreement.


 9.      CONFIDENTIALITY

                  The Bank agrees that, except as otherwise required by law, it will keep confidential the terms of this Agreement, all


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records and information in its possession relating to the Trust or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Trust.


10.      COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS

                  The Trust assumes full responsibility for complying with all applicable requirements of the Investment Company Act, the Securities Act of 1933, the Securities Exchange Act of 1934, and the Internal Revenue Code of 1986, all as amended, and any laws, rules and regulations issued thereunder.

                  The Bank shall maintain and preserve for the periods prescribed by the Trust or applicable law such records relating to the services to be performed by the Bank under this Agreement as are required pursuant to the Investment Company Act. All such records shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. Records other than documentary records shall be surrendered in usable machine-readable form.


11.      STATUS OF THE BANK

                  The services of the Bank to the Trust are not to be deemed exclusive, and the Bank shall be free to render similar services to others. The Bank shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.


12.      PRINTED MATTER

                  Neither party shall publish or circulate any printed matter which contains any reference to the other party without such party's prior written approval. The Trust may circulate such printed matter as refers in accurate terms to the Bank's appointment hereunder provided that the Bank is given a copy of such material prior to its first use.


13.      TERM, AMENDMENT AND TERMINATION

                  This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. The Agreement shall remain in effect for a period of one year from the date the Trust first accepts money for investment, and shall

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automatically continue in effect thereafter with respect to the Trust unless terminated by a party at the end of such period or thereafter on sixty (60) days' prior written notice. Upon termination of this Agreement, the Trust shall pay to the Bank such compensation as may be due under the terms hereof as of the date of such termination including reasonable out-of-pocket expenses associated with such termination.



14.      NOTICES

                  Any notice or other communication authorized or required by this Agreement to be given to any party mentioned herein shall be sufficiently given if addressed to such party and mailed postage prepaid or delivered to its principal office.


15.      NON-ASSIGNABILITY

                  This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other parties.


16.      SUCCESSORS

                  This Agreement shall be binding on and shall inure to the benefit of the Trust and the Bank and their respective successors.


17.      ENTIRE AGREEMENT

                  This Agreement (and any Compliance Manual and Trust Profile as may be prepared by the Bank and accepted and agreed to by the Trust) contains the entire understanding between the parties hereto and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing. This Agreement cannot be modified or terminated except in accordance with its terms or by a writing signed by all parties.


18.      GOVERNING LAW

                  This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.


19.      LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS


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                  A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Fund.


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                                WSIS SERIES TRUST


                By: /s/ Tony Coelho
                    -------------------------------------


                Name: Tony Coelho
                      -----------------------------------


                Title: President
                       ----------------------------------

                               STATE STREET BANK AND TRUST COMPANY


                By: /s/ Ronald E. Logue
                    -------------------------------------

                                            Name: Ronald E. Logue
                                                  ----------------

                                            Title: Executive Vice President
                                                   -------------------------



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                                   SCHEDULE A

                                       TO

                            ADMINISTRATION AGREEMENT




                  TRUST

         Wertheim Equity Value Fund
         Wertheim Small Capitalization Value Fund
         Wertheim High Yield Income Fund
         Wertheim Investment Grade Income Fund
         Wertheim Short-Term Investment Fund






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                                   SCHEDULE B

                                       TO

                            ADMINISTRATION AGREEMENT


Services Provided by the Bank:

         (a) Oversee the determination and publication of the Trust's net asset value in accordance with the Trust's policy as adopted from time to time by the Board of Trustees;

         (b) Oversee the maintenance by State Street Bank and Trust Company of certain books and records of the Trust as required under Rule 31a-1(b)(4) of the Investment Company Act of 1940;

         (c) Prepare on a timely basis the Trust's federal, state and local income tax returns for review by the Trust's independent accountants and filing by the Trust treasurer;

         (d) Review the appropriateness of and arrange for payment of the Trust's expenses;

         (e) Prepare on a timely basis for review and approval by officers of the Trust financial information for the Trust's semi-annual and annual reports, proxy statements and other communications with shareholders required or otherwise to be sent to Trust shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

         (f) Prepare on a timely basis for review by an officer of and counsel for the Trust the Trust's periodic financial report required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and Form N-1A and such other reports, forms or filings, as may be mutually agreed upon;

         (g) Prepare reports relating to the business and affairs of the Trust as may be mutually agreed upon and not otherwise appropriately prepared by the Trust's investment adviser, custodian, counsel or auditors;

         (h) Make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request or deems appropriate;


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         (i)      Make such reports and recommendations to the Board concerning the performance and fees of the Trust's custodian and transfer and dividend disbursing agent as the Board may reasonably request or deems appropriate;

         (j) Oversee and review calculations of fees paid to the Advisor, the investment adviser, the custodian, and the transfer agent;

         (k) Consult with the Trust's officers, independent accountants, legal counsel, custodian and transfer and dividend disbursing agent in establishing the accounting policies of the Trust;

         (l) Review implementation of any dividend reinvestment programs authorized by the Board of Trustees;

         (m) Respond to or refer to the Trust's officers or transfer agent, shareholder inquiries relating to the Trust.

         (n) Provide periodic testing of portfolios to assist the Trust's advisor in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the Investment Company Act and Trust prospectus limitations as may be mutually agreed upon and quarterly reports to the Trustees as to such compliance.

         (o) Prepare recommendations of distributions to be made by each of the Portfolios in order to comply with the requirements outlined in paragraph (n) above, for review by the Trust's auditors and officers.

         Certain details of the scope of the Bank services hereunder may be documented in the Compliance Manual and Trust Profile as amended from time to time with consent of the parties.


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                                  SCHEDULE B-2


                          REGISTRATION OF TRUST SHARES
                      WITH STATE SECURITIES ADMINISTRATORS


The Bank will prepare required documentation and register Trust shares in accordance with the securities laws of each state or jurisdiction in which Trust shares are offered or sold as determined by the Trust. The registration services shall consist of the following:

         1. Filing of Trust initial registration statements and amendments thereto (N-1A);

         2.       Amending state registration statements as required;

         3. Filing, on behalf of the Trust, Trust sales reports and advertising literature where applicable;

         4. Payment at the expense of the Trust of all Trust state registration and filing fees;

         5. Filing post effective amendments to the prospectuses and statements of additional information (SAI);

         6. Filing of annual reports, supplements and stickers, and proxy statements; and

         7. The performance of additional services which the Bank and the Advisor may agree upon in writing.

Unless otherwise noted in writing by the Bank, registration services by the Bank shall not include determining the availability of institutional exemptions under a state's blue sky law. Any such determination shall be made by the Advisor or its legal counsel. In connection with the services described herein, the Advisor shall cause the Trust to issue in favor of the Bank a power of attorney to register Trust shares on behalf of the Trust, which power of attorney shall be substantially in the form of Exhibit I attached hereto.




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                                    EXHIBIT I

                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of July 1994 that WSIS SERIES TRUST (the "Trust") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Bank") with principal offices at 225 Franklin Street, Boston, Massachusetts the Trust's lawful attorney-in-fact for the Bank to do as if the Trust were itself acting, the following:

1. REGISTRATION OF TRUST SHARES. The power to register shares of the Trust in each jurisdiction in which Trust shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all Trust applications, including without limitation, applications to register shares, to register agents, consents, including consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or other documents and instruments now or hereafter required or appropriate in the judgement of the Bank in connection with the registration of Trust shares.

2. CHECKS. The power to draw, endorse, and deposit checks in the name of the Trust in connection with the registration of Trust shares with state securities administrators.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by Bank of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Bank as or otherwise authorize the Bank to act as an officer, director or employee of the Trust.

3. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Fund.

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IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

WSIS SERIES TRUST


By: /s/ Tony Coelho
    ------------------------------

Name: Tony Coelho
      ----------------------------

Title: President
       ---------------------------


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SCHRODER FUND ADVISORS INC.                                    [SCHORODERS LOGO]

787 Seventh Avenue
New York, N.Y. 10019-6016
Telephone 212-641-3800
Facsimile 212-641-3897



                                                  August 1, 1997

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171


Gentlemen:

     This is to advise you that Schroder Series Trust has established a new series of shares to be known as Schroder MidCap Value Fund. In accordance with the Additional Funds provision in Section 17 of the Custodian Contract dated October 27, 1993 and Article 10 of the Transfer Agent and Service Agreement dated October 27, 1993 and the Authorized Shares provision in Section 3 of the Administration Agreement dated October 27, 1993 between the Trust and State Street Bank and Trust Company, the Trust here by requests that you act as Custodian, Transfer Agent and Administrator for the new series under the terms of the respective contracts.

     Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Trust and retaining one copy for your records.



Schroder Series Trust                        State Street Bank and Trust Company

By: /s/ Catherine A. Mazza                   By: /s/ K. Cuocolo
    ----------------------                       ----------------------------
    Catherine A. Mazza

Title:                                       Title: Senior Vice President
       -------------------                          -------------------------
       Vice President

Date: 10/13/97                               Date: 10/29/97
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